SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to

§ 240.14a-12

MPC CORPORATION

(formerly, HYPERSPACE COMMUNICATIONS, INC.)

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[	] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[	] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MPC CORPORATION

906 E. Karcher Rd.

Nampa, ID 83687

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 29, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of MPC Corporation, a Colorado corporation (the "Company" or "MPC"), will be held on June 29, 2007 at 9 a.m. local time at the Company's corporate offices located at 906 E. Karcher Rd., Nampa, ID 83687 (the "Annual Meeting") for the purpose of considering and voting upon the following matters:

1.

To elect two (2) Directors to the Company's Board of Directors, each to serve a three-year term as outlined in the bylaws and until their respective successors have been elected and qualified, or until their earlier resignation or removal. The Board of Directors intends to nominate the following individuals for election to the Board: Kent L. Swanson and Eric D. Murphy.

2.	Ratification of the appointment of Ehrhardt Keefe Steiner Hottman, PC as our independent registered public accountants for 2007.

3.    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors is not aware of any other business to be transacted at the Annual Meeting.

The Board of Directors has fixed the close of business on May 7, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on May 7, 2007 shall be entitled to vote at the Annual Meeting or at any adjournments thereof.

A copy of the Company's Annual Report to Shareholders (including Form 10-KSB/A) for the year ended December 31, 2006, which contains consolidated financial statements and other information of interest to shareholders, accompanies this Notice and the enclosed Proxy Statement.  The 10-KSB/A included in the Annual Report to Shareholders does not include the exhibits, which may be viewed online at www.sec.gov or will be provided upon request.

All shareholders are invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

JOHN YEROS
Chairman and Chief Executive Officer

Nampa, Idaho

May 23, 2007

REPORT OF THE AUDIT COMMITTEE	17
SHAREHOLDERS PROPOSALS	18
OTHER BUSINESS	18
HOUSEHOLDING	18
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	18

MPC CORPORATION

__________

PROXY STATEMENT

__________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MPC Corporation of proxies for use at the Annual Meeting of Shareholders to be held at our corporate offices located at 906 E. Karcher Road, Nampa, ID 83687, at 9:00 a.m. local time, on June 29, 2007 or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement and the accompanying proxy card will be mailed on or about May 23, 2007 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

Only holders of record of our common stock at the close of business on the record date, May 7, 2007, are entitled to notice of and to vote at the Annual Meeting. Such shareholders are entitled to cast one vote for each share of common stock held as of the record date and to vote on all matters properly submitted for the vote of stockholders at the Annual Meeting. Holders of unexercised options or warrants are not entitled to notice of, or to vote at, the Annual Meeting. As of the record date, there were 13,075,208 shares of the issuer’s no par value Common Stock outstanding.

Revocability of Proxies

If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

• notifying the Secretary of MPC in writing before the Annual Meeting;
• delivering to the Secretary of MPC before the Annual Meeting a signed proxy with a later date; or
• attending the Annual Meeting and voting in person.

Your presence at the Annual Meeting after you have appointed a proxy will not of itself revoke the prior appointment. You must vote at the Annual Meeting.

Quorum and Voting

The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct business. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

You are entitled to one vote for each share of common stock you hold. If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any directions given, your shares will be voted in accordance with our recommendation.

We are not aware, as of the date of this Proxy Statement, of any matters to be voted on at the Annual Meeting other than as stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

Abstentions and broker non-votes will have no effect on the proposals to be voted on at the Annual Meeting because they will not represent votes cast at the Annual Meeting for the purposes of voting on such proposals. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker either does not exercise, or is not permitted to exercise, discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the election of directors.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Solicitation of Proxies

We have retained our transfer agent, Computershare Trust Company, to aid in the solicitation of proxies, whose fees plus reasonable expenses will be borne by MPC. Proxies may be solicited by personal interview, mail, electronic mail or telephone. In addition, MPC may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone.

MATTERS BEING SUBMITTED TO THE VOTE OF OUR SHAREHOLDERS

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees For Directors

In accordance with MPC's Bylaws, the Board of Directors shall be composed of not less than one director, the specific number set by resolution of the Board of Directors. The Board of Directors is currently composed of four directors, divided into three classes as follows: one Class I director, one Class II director and two Class III directors. Directors are generally elected for three-year terms that are staggered such that approximately one-third of the directors are elected each year. Generally, one class of directors will be selected each year by our shareholders. Each director will hold office until the election and qualifications of his or her successor or upon earlier resignation or removal. Additional directorships resulting from an increase in the number of directors will be distributed among the three classes, so that as nearly as possible each class will consist of an equal number of directors. This year, the terms of two Class III directors expire. Accordingly, two nominees for the Board of Directions will be elected at the Annual Meeting.

At the recommendation of the Nominating Committee, the Board of Directors has nominated the persons listed below to serve as directors for a three-year term beginning at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, each of whom is presently a director of the Company. The Board of Directors has no reason to believe that the nominees named below will be unable to serve as directors. If, however, any nominee should be unwilling or unable to serve, the persons named as proxies will have discretionary authority to vote for the election of such substitute nominees as may be designated by the Board of Directors. The term of office of each person elected as a director will continue for three years until the third Annual Meeting of

Stockholders following the Annual Meeting and until such director’s successor has been duly elected and qualified.

The nominees’ names, ages as of the date of this Proxy Statement and certain biographical information about them are set forth below:

Name	Age	Current Position/Office	Position Held Since	Class
Kent L. Swanson	62	Director	2001	III
Eric D. Murphy	46	Director	2001	III

KENT L. SWANSON (age 62) has served as a director of our Company since December 2001. Mr. Swanson spent 33 years of his career with Accenture Ltd., an international consulting firm, before retiring in September 2001. As a Senior Partner in the firm, he was responsible for multiple and varied functions, including managing client service delivery for a wide range of industries and geographies, launching and developing Accenture’s successful global outsourcing business both domestically and internationally, leading both B2B and mobile commerce initiatives, and serving as interim Chief Executive Officer for Exostar, LLC, an aerospace and defense industry eCommerce exchange founded by The Boeing Company, Lockheed-Martin Corporation, Raytheon Company and British Aerospace Public Limited Company. Mr. Swanson holds a bachelors degree in business from the University of Minnesota and an M.B.A from the University of Chicago.

ERIC D. MURPHY (age 46) has served as a director of our Company since July 2001. Mr. Murphy is President of Americas Business Development for Computer Sciences Corporation, or CSC, and has served in that role since April 2006. Mr. Murphy previously served as Senior Partner and Vice President of Consulting for CSC, commencing in August 2001. CSC is an information technology services firm. Prior to CSC, he served as Executive Vice President of Corporate and Business Development for Agilera, Inc., an applications service provider from November 1999 to May 2001. From October 1997 until November 1999, Mr. Murphy was a Partner in the Management Consulting business of Ernst & Young LLP. Mr. Murphy holds a B.S. in petroleum engineering from Marietta College.

Directors continuing in office

The following individuals are continuing directors and are not standing for election this year: all ages listed are as of April 30, 2007.

Continuing Class II Director Whose Term Expires in 2009

JOHN P. YEROS (age 56) has served as our Chairman of the Board of Directors since he founded our Company in March 2001. Since July 2005, Mr. Yeros has also served as our Chief Executive Officer. He also served as our President and Chief Executive Officer from August 2002 to October 2003 and our Secretary from July 2004 until February 2005. Prior to establishing our Company, Mr. Yeros was the founder and Chairman of Medix Resources (now Ramp Corp., formerly International Nursing Services, Inc.), from 1988-2000, and President and Chief Executive Officer from April 1996 to October 1999. Medix Resources developed and marketed software used in the healthcare industry to facilitate communications between physicians and related businesses such as labs and pharmacies. International Nursing Services was a temporary staffing agency for nurses. From 1977-1988, Mr. Yeros obtained substantial experience in the securities industry, serving with the brokerage houses of Merrill, Lynch, Pierce, Fenner & Smith Incorporated (account executive), E.F. Hutton & Company, Inc. (account executive), Hanifen, Imhoff Inc. (officer and branch manger), and B.C. Christopher (officer and branch and territory manager). Mr. Yeros holds a bachelors degree in Education from Wichita State University.

Continuing Class I Director Whose Term Expires in 2008

DAVID A. YOUNG (age 63) has served as a director of our Company since July 2005. Mr. Young is a financial executive who currently serves as the audit and finance committee chairman of the board of Trustees of Heald College in San Francisco. Prior to focusing on the board positions he currently holds, Mr. Young, from 2000 to his retirement in 2003, was Vice President and Chief Financial Officer at Adaptec, Inc. (data and digital storage solutions) where he was responsible for financial strategy. From 1994 to 2000, he was Vice President and Chief Financial Officer at Datum, Inc., a NASDAQ listed timing and synchronization Company, where he oversaw 3X growth during his tenure. From 1992 to 1995 he was Chief Executive Officer and Chief Financial Officer at Blower-Dempsey, a private paper and chemical Company. From 1966 to 1992, he held Chief Financial Officer and various other financial positions at Alpha Microsystems, Young Associates, MSI Data Corporation, Container Corporation of America and Magnavox Corporation. Mr. Young holds a B.S. in Accounting from Indiana University, Bloomington and is a past National Chairman of Financial Executives International, a professional association for financial executives and advocate of responsible, ethical corporate financial management practices and continuous improvement in corporate governance.

Vote Required and Board of Directors’ Recommendation

For the proposal relating to the election of Class III directors, each nominee that receives the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting shall be elected a Class III director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATON OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The firm of Ehrhardt Keefe Steiner & Hottman PC currently serves as our independent accountants, and that firm conducted the audit of our accounts for fiscal year 2006. The Audit and Corporate Governance Committee has appointed Ehrhardt Keefe Steiner & Hottman to serve as independent accountants from September 30, 2007 to September 30, 2008 to conduct an audit of our accounts. Representatives of Ehrhardt Keefe Steiner & Hottman PC are expected to be present at the Annual Meeting by telephone or in person. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting is required to ratify the appointment of Ehrhardt Keefe Steiner Hottman, PC as MPC’S independent registered public accountants for 2007.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER HOTTMAN, PC AS MPC’S INDEPENDENT AUDITORS FOR 2007.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors has reviewed the relationships between MPC and each of its directors and has determined that Messrs. Murphy, Swanson and Young are independent under the American Stock Exchange, or AMEX, corporate governance listing standards. Additionally, the Board of Directors has determined that each member of the Audit and Corporate Governance Committee satisfies the independence requirements for audit committee members set forth in applicable AMEX and SEC rules.

Board And Committee Meetings

During the Company's fiscal year ending December 31, 2006, the Board of Directors held a total of 14 meetings and approved 6 Actions by Written Consent. During that time, no incumbent Director attended fewer than 10 of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director) nor fewer than 75% of the aggregate of the total number of meetings held by committees of the Board of Directors on which he served (during the periods that he served). Two directors, John Yeros and David Young, attended last year’s annual meeting of stockholders via conference call.

Each director is encouraged to attend MPC's regularly scheduled Annual Meeting of Shareholders.

There are currently 3 committees of the Board of Directors:

Committees	Kent L. Swanson	David A. Young	Eric D. Murphy
Compensation	Chairman	Member	Member
Audit and Corporate Governance Committee	Member	Chairman	Member
Nominating	Member	Member	Chairman

Board of Directors Compensation

On February 21, 2006, our Compensation Committee and Board of Directors approved a program regarding issuance of restricted stock units (RSUs) under the 2004 Equity Incentive Plan to non-employee Board members.

For 2006, non-employee members of the Board received grants of RSUs as follows: David A. Young, 6,838 RSUs; Kent L. Swanson, 5,128 RSUs; Eric D. Murphy, 5,128 RSUs; Angela Blatteis, 3,419 RSUs; Jordan W. Katz, 3,419 RSUs; and David E. Girard 3,419 RSUs. These RSUs vest in three equal installments on February 21, 2006, January 1, 2007, and January 1, 2008. Upon his resignation from the Board in March 2006, Mr. Katz elected to waive and surrender to the Company the vested portion of his grant and the unvested portion was automatically forfeited. Upon her resignation from the Board in March 2006, the unvested portion Ms. Blatteis’ grant was automatically forfeited. Upon his resignation from the Board in June 2006, the unvested portion of Mr. Girard's grant was automatically forfeited.

Currently, non-employee members of the Board of Directors receive $20,000 of annual cash compensation. Each member of the Audit and Corporate Governance Committee receives an additional $10,000 in cash compensation annually for service on the Audit and Corporate Governance Committee, and the chairman of the Audit and Corporate Governance Committee receives total cash compensation of $20,000 annually. Members of the Compensation and Nominating Committees do not receive additional cash compensation for their service on such committees. For subsequent years, it is anticipated that non-employee Board members will receive, in addition to cash compensation, an annual grant of RSUs equal in value to their annual cash compensation for service on the Board and its committees. The number of RSUs to be issued annually under the program will be calculated by dividing the director’s annual cash compensation by the closing market price of the Company’s common stock on the business day immediately preceding the grant date. The RSUs will vest one third annually, with the first one third vesting on the date of the grant. Cash and equity compensation of members of the Board of Directors is subject to modification from time to time as approved by the Board.

DIRECTOR COMPENSATION IN FISCAL 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)	Total
Jordan W. Katz (2)	$5,000	$5,005	$10,005
David E. Girard (3)	$10,000	$5,005	$15,005
Eric D. Murphy (4)	$30,000	$11,258	$41,258
Kent L. Swanson (5)	$30,000	$11,258	$41,258
Angela Blatteis (6)	$5,000	$5,005	$10,005
David A. Young (7)	$40,000	$15,011	$55,011

(1)

The amount reported in the "Stock Awards" column for each director reflects the compensation costs for financial reporting purposes for the year under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("FAS123R"). The calculation of the compensation costs is described in Note 3 of the Company's audited financial statements included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2006 filed with the SEC on April 6, 2007.

(2)	Mr. Katz ceased to be a director prior to December 31, 2006 and, upon his resignation, waived and surrender to the company the vested portion of his grant.
(3)

Mr. Girard ceased to be a director prior to December 31, 2006. As of December 31, 2006, Mr. Girard had 14,286 exercisable options with an exercise price of $3.50. Additionally, Mr. Girard had 50,000 exercisable non-compensatory warrants with an exercise price of $4.46 (as more fully described herein under the caption "Certain Relationships and Related Transactions").

(4)	As of December 31, 2006, Mr. Murphy had 14,286 exercisable options with an exercise price of $3.50 and 3,418 unvested restricted stock units.
(5)

As of December 31, 2006, Mr. Swanson had 2,357 exercisable warrants with an exercise price of $ 3.50, 16,072 exercisable options with an exercise price of $3.50 and 3,418 unvested restricted stock units. Additionally, Mr. Swanson had 50,000 exercisable non-compensatory warrants with an exercise price of $4.46 (as more fully described herein under the caption "Certain Relationships and Related Transactions").

(6)	Ms. Blatteis ceased to be a director prior to December 31, 2006.
(7)	As of December 31, 2006, Mr. Young had 4,558 unvested restricted stock units.

Corporate Governance and Standing Committees of the Board of Directors

The Board of Directors has adopted a Code of Conduct, which outlines the principles of legal and ethical business conduct under which we do business. The Code of Conduct is applicable to all of our directors, officers and employees and is available at http://www.mpccorp.com/about/investor_relations/mpccorp_code_of_conduct.pdf. Additionally, the Board of Directors has adopted a Code of Ethics for Senior Financial Officers, which outlines procedures to ensure accurate and complete disclosure and compliance with laws. The Code of Ethics for Senior Financial Officers is applicable to our Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, principal accounting officer and controller and is available at http://www.mpccorp.com/about/investor_relations/mpccorp_code_of_ethics.pdf. Any amendment or waiver of the Code of Ethics for Senior Financial Officers will be made only after approval by the Audit and Corporate Governance Committee and will be disclosed on our website. In addition, disclosure of any such amendment or waiver will be made within five days by the filing of a Form 8-K with the SEC.

The Board of Directors has also adopted a written charter for each of the Audit and Corporate Governance Committee, Compensation Committee and Nominating Committee. The Audit and Corporate Governance, Compensation Committee and Nominating Committee charters are available on the Company’s website at http://www.mpccorp.com/about/investor_relations/corporate_governance.html.

Compensation Committee

The Compensation Committee consists of Mr. Swanson (Chairman), Mr. Murphy and Mr. Young. Messrs. Swanson, Murphy and Young are independent directors under SEC rules and AMEX corporate governance listing standards.

The principal functions of the Compensation Committee are to:

• evaluate the performance of our Chairman and CEO and approve Chairman and CEO compensation;
• prepare an annual report on executive compensation for inclusion in our Proxy Statement;

• review and approve executive compensation plans, policies and programs, considering their design and competitiveness;
• review and approve changes to our equity incentive plans pursuant to the terms of the plans; and
• review our non-employee independent director compensation levels and practices and recommend changes as appropriate.

Additionally, the Compensation Committee reviews and approves corporate goals and objectives relevant to Chairman and Chief Executive Officer compensation, evaluates their performance in light of those goals and objectives, and recommends to the Board of Directors their compensation levels based on its evaluation.

The Compensation Committee also reviews and approves changes to our 2001 Equity Incentive Plan and the 2004 Equity Incentive Plan. It is also responsible for performing other related responsibilities set forth in its written charter, which is posted on MPC’s website at http://www.mpccorp.com/about/investor_relations/corporate_governance.html.

The Compensation Committee, when appropriate, may form and delegate authority to subcommittees and, to the extent permitted by applicable law, regulations and listing standards, may delegate authority to one or more designated members of the Compensation Committee, the Board of Directors or MPC officers. Additionally, the Compensation Committee has the sole authority to engage or terminate any outside consultant that is retained to assist the Compensation Committee in the evaluation of executive officers’ and directors’ compensation, including the sole authority to approve fees and other retention terms. The Compensation Committee may also retain independent counsel and other professionals to assist the Compensation Committee without seeking Board approval with respect to the selection, fees or retention terms for any such advisers. The Company and the Compensation Committee did not retain any consultants during the fiscal year ended December 31, 2006. From time to time, the Compensation Committee consults with the Company's Chief Executive Officer and human resources professionals concerning executive compensation matters.

During the Company's fiscal year ending December 31, 2006, the Compensation Committee held 3 meetings.

Audit and Corporate Governance Committee

The Audit and Corporate Governance Committee currently consists of Mr. Young (Chairman), Mr. Murphy and Mr. Swanson. Each member of the Audit and Corporate Governance Committee is an independent director under SEC rules and AMEX corporate governance listing standards. The Board of Directors has determined that Mr. Young qualifies as an audit committee “financial expert” as defined under SEC and AMEX rules and regulations and the other members of the committee satisfy the financial literacy requirements for audit committee members under current SEC and AMEX rules and regulations.

The Audit and Corporate Governance Committee assists the Board of Directors in overseeing and reviewing: (1) the integrity of our financial reports and financial information provided to the public and to governmental and regulatory agencies; (2) the adequacy of our internal accounting systems and financial controls; (3) the annual independent audit of our financial statements, including the independent auditor’s qualifications and independence; and (4) our compliance with law and ethics programs as established by management and the Board of Directors. In its audit committee role, the Audit and Corporate Governance Committee:

• has sole authority to select, evaluate, terminate and replace our independent auditors;
• has sole authority to approve in advance all audit and non-audit engagement fees and terms with our independent auditors;

•    will review the activities, plan, scope of authority, organizational structure and qualifications of any persons overseeing our accounting and financial reporting processes and the audits of our financial statements; and

• reviews our audited financial statements, public filings and earnings press releases prior to issuance, filing or publication.

In addition, in its corporate governance committee role, the Audit and Corporate Governance Committee develops corporate governance guidelines and recommends such guidelines to our Board of Directors. The committee reviews and makes recommendations on matters involving general operation of the Board of Directors and its committees, and annually recommends to the Board of Directors nominees for each committee of the Board of Directors.

The Audit and Corporate Governance Committee is also responsible for performing other related responsibilities set forth in its written charter, which is posted on MPC’s website at http://www.mpccorp.com/about/investor_relations/corporate_governance.html.

During the Company's fiscal year ending December 31, 2006, the Audit and Corporate Governance Committee held 5 meetings.

Nominating Committee

The Nominating Committee currently consists of Mr. Murphy (Chairman), Mr. Young and Mr. Swanson, who are all of the independent directors (as defined by SEC rules and AMEX corporate governance listing standards) currently serving on the Board of Directors. The Nominating Committee is responsible for seeking, considering and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at our annual meeting. The specific functions and responsibilities of the Nominating Committee are set forth in its written charter, which is posted on MPC’s website at http://www.mpccorp.com/about/investor_relations/corporate_governance.html.

The Nominating Committee reviews with the Board of Directors the requisite qualifications, skills and characteristics for Board of Directors nominees and composition and the specific considerations relating to individual director candidates. Upon the Nominating Committee’s recommendations, the Board of Directors recommends the director nominees to the shareholders for selection.

Potential director candidates, including incumbent directors whose terms are expiring, are referred to the Chairperson of the Nominating Committee for consideration by the Nominating Committee, which may then recommend the director candidate to the Board of Directors for its consideration, if deemed appropriate. If necessary or desirable in the opinion of the Nominating Committee, it will determine appropriate means for seeking additional director candidates, including engagement of outside consultants to assist the Nominating Committee in the identification of director candidates.

The Nominating Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the Chairperson of the Nominating Committee, c/o the Secretary, providing the candidate’s name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2008 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Secretary in the manner described below under “Shareholder Proposals.”

In accordance with the Director Selection Guidelines set forth in Exhibit A to the Nominating Committee charter, the Nominating Committee and the Board of Directors, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board of Director nomination: personal and professional ethics, training, experience and ability at making and overseeing policy in business, government and/or educational sectors, commitment to fulfill the duties of the Board of Directors, commitment to understanding MPC’s business, commitment to engage in activities in the best interests of

MPC, independence, industry knowledge and contacts, financial or accounting expertise, leadership qualities, public Company board of director and committee experience and other relevant qualifications. A director candidate’s ability to devote adequate time to Board of Directors and committee activities is also considered. The Nominating Committee periodically reviews with the Board of Directors the appropriate process for and the considerations to be taken in the evaluation of director candidates. In the event there is a vacancy on the Board of Directors, the Nominating Committee will initiate the effort to identify appropriate director candidates.

During the Company's fiscal year ending December 31, 2006, the Nominating Committee did not hold any meetings.

Shareholder Communications With the Board of Directors

Shareholders may contact the Board of Directors as a group or an individual director by the U.S. postal mail directed to the Chairman of the Board of Directors, c/o the Secretary, at 906 E. Karcher Road, Nampa, ID 83687. Shareholder communications received by the Secretary will be promptly forwarded to the specified director addressees or to the full Board of Directors, as applicable. Shareholders should clearly specify in each communication, the name of the individual director or group of directors to whom the communication is addressed.

BENEFICIAL SECURITY OWNERSHIP

OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 31, 2007 the beneficial ownership of Common Stock of the Company by:

• each person or entity known by us to own beneficially more than 5%, in the aggregate, of our outstanding common stock;

• each of our executive officers;

• each of our directors; and

• all of our current directors and executive officers as a group.

Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all of the shares of our common stock beneficially owned by them. Except as otherwise indicated, the address for each shareholder is c/o MPC Corporation, 906 E. Karcher Road, Nampa, ID 83687.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this prospectus are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2007, we had 13,073,907 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Crestview Capital Master, LLC, 95 Revere Drive, Northbrook, IL 60062 (1)	9,037,250	43.43%
GTG PC Investments Inc., 6260 Lookout Road, Boulder, CO 80301 (2)	3,137,235	21.78%
MIC Holding Company, LLC, 3820 Sherbrook Drive, Santa Rosa, CA 95404 (3)	3,124,710	21.70%
Longview Fund, LP (4)	2,108,333	13.89%
Enable Growth Partners LP (5)	1,948,833	12.97%
Eagle Rock Institutional Partners, LP (6)	1,375,000	9.52%
Toibb Investment LLC, 6355 Topanga Blvd, #335, Woodland Hills, CA 91387 (7)	1,217,854	9.21%
David J. Lies (8)	1,233,333	8.93%
J. Charles Hakala (9)	1,064,667	7.61%
Maxim Partners LLC (10)	1,007,867	7.16%
Whalehaven Capital Fund Limited (11)	825,000	6.00%
Bristol Investment Fund, Ltd. (12)	733,333	5.31%
John P. Yeros (13)	839,988	6.40%
Kent L. Swanson (14)	282,629	2.15%
Michael S. Adkins (15)	283,046	2.14%
Adam M. Lerner (16)	167,260	1.27%
Jeffrey E. Fillmore (17)	58,740	*
Eric D. Murphy (18)	29,971	*
David A. Young	16,154	*
All directors and current executive officers as a group (5 persons) (19)	1,227,482	9.27%

*	Less than 1%

(1)

Based on Schedule 13G filed with the Securities and Exchange Commission on May 1, 2006 and Transfer Agent Records dated March 31, 2007. Includes 2,620,500 shares of common stock issuable upon the exercise of currently exercisable warrants and 5,114,666 shares of common stock issuable upon the conversion of currently convertible debentures. Crestview Capital Partners, LLC (“Crestview Partners”) serves as the investment manager or general partner of Crestview Capital Master, LLC (“Crestview”), and as such has been granted investment discretion over investments including the common stock owned by Crestview. As a result of its role as investment manager to Crestview, Crestview Partners may be deemed to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of common stock held by Crestview. However, Crestview Partners does not (except indirectly as the sole Manager of Crestview) have the right to receive any dividends from, or the proceeds from the sale of, the common stock held by Crestview and disclaims any ownership associated with such rights. Currently, Stewart Flink, Robert Hoyt and Daniel Warsh, in their capacity as Managers of Crestview Partners, have delegated authority regarding the portfolio management decisions of Crestview Partners with respect to the common stock owned by Crestview. None of such persons has any legal right to maintain such delegated authority. Messrs. Flink, Hoyt and Warsh have shared voting and dispositive power over these securities and may be deemed to be the beneficial owners of common stock held by Crestview. However, neither of Messrs. Flink, Hoyt and Warsh has any right to receive any dividends from, or the proceeds from the sale of, the common stock held by Crestview and disclaim beneficial ownership of such shares of common stock.

(2)	Based on Schedule 13D filed with the Securities and Exchange Commission on March 6, 2006. Includes 1,330,524 shares of common stock issuable upon the exercise of currently exercisable warrants.
(3)

Based on Schedule 13D filed with the Securities and Exchange Commission on March 10, 2006. Includes 1,325,212 shares of common stock issuable upon the exercise of currently exercisable warrants. Barbara Schmidt has sole voting and dispositive powers over these securities.

(4)

Includes 575,000 shares of common stock issuable upon the exercise of currently exercisable warrants and 1,533,333 shares of common stock issuable upon the conversion of currently convertible debentures. Peter T. Benz, Chairman of Viking Asset Management, LLC, the Investment Advisor for Longview Fund, LP, has sole voting and dispositive powers over these securities.

(5)

Includes 531,500 shares of common stock issuable upon the exercise of currently exercisable warrants and 1,417,333 shares of common stock issuable upon the conversion of currently convertible debentures. Mitch Levine, Managing Partner, has sole voting and dispositive powers over these securities.

(6)

Includes 375,000 shares of common stock issuable upon the exercise of currently exercisable warrants and 1,000,000 shares of common stock issuable upon the conversion of currently convertible debentures. Nader Tavokoli has sole voting and dispositive powers over these securities.

(7)

Based on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 and Transfer Agent Records dated March 31, 2007. Includes 143,200 shares of common stock issuable upon the exercise of currently exercisable warrants. Does not include 7,783,133 shares of common stock issuable upon conversion of convertible debentures or exercise of warrants because such securities are not convertible or exercisable, as the case may be, to the extent such conversions or exercises would result in the holder having beneficial ownership in excess of 9.99% of our outstanding common stock. Harris Toibb has sole voting and dispositive powers over these securities and may be deemed to be the beneficial owner of such securities.

(8)

Includes 200,000 shares of common stock issuable upon the exercise of currently exercisable warrants and 533,333 shares of common stock issuable upon the conversion of currently convertible debentures.

(9)

Includes 250,000 shares of common stock issuable upon the exercise of currently exercisable warrants and 666,667 shares of common stock issuable upon the conversion of currently convertible debentures.

(10)

Includes 1,007,867 shares of common stock issuable upon the exercise of currently exercisable warrants. James Orazio, the president of Maxim Partners LLC, has sole voting and investment control over the shares held by Maxim Partners LLC.

(11)

Includes 225,000 shares of common stock issuable upon the exercise of currently exercisable warrants and 600,000 shares of common stock issuable upon the conversion of currently convertible debentures. Michael Finkelstein and Eric Weisblum have voting and dispositive powers over these securities.

(12)

Includes 200,000 shares of common stock issuable upon the exercise of currently exercisable warrants and 533,333 shares of common stock issuable upon the conversion of currently convertible debentures. Bristol Capital Advisors, LLC (“BCA”) is the investment advisor to Bristol Investment Fund, Ltd. (“Bristol”). Paul Kessler is the manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities.

(13)

Includes 7,143 shares held by James Yeros, Mr. Yeros’ brother, 7,143 shares held by William Yeros, Mr. Yeros’ brother and 7,143 shares held jointly by Vali Jones and John Yeros, Mr. Yeros’ sister and father, respectively. Mr. Yeros disclaims beneficial ownership of any shares held by his siblings and his father. Includes warrants to purchase 50,000 shares of common stock exercisable within 60 days of March 31, 2007.

(14)

Includes warrants to purchase 52,357 shares of common stock and options to purchase 16,072 shares of common stock exercisable within 60 days of March 31, 2007. Includes 10,000 shares of common stock held in trusts for the benefit of Mr. Swanson's children and Mr. Swanson disclaims beneficial ownership of these shares.

(15)	Includes 141,523 restricted stock units exercisable within 60 days of March 31, 2007.
(16)	Includes 83,630 restricted stock units exercisable within 60 days of March 31, 2007.
(17)	Includes 31,361 restricted stock units exercisable within 60 days of March 31, 2007.
(18)	Includes options to purchase 14,286 shares of common stock exercisable within 60 days of March 31, 2007.
(19)	Includes warrants to purchase 102,357 shares of common stock, options to purchase 30,358 shares of common stock and 256,511 restricted stock units exercisable within 60 days of March 31, 2007.

EXECUTIVE OFFICERS

The names, ages as of April 30, 2007 and certain information about the Company's executive officers are set forth below:

Name	Age	Position
John P. Yeros	56	Chief Executive Officer and Chairman
Curtis M. Akey	41	Vice President and Chief Financial Officer
Jeffrey E. Fillmore	50	Senior Vice President and Chief Operating Officer of our subsidiary, MPC Computers, LLC

For JOHN P. YEROS' biographical summary, see “Proposal No. 1 – Election of Directors”

CURTIS M. AKEY (age 41) has served as our Vice President, Chief Financial Officer, Treasurer and Secretary since April 17, 2007. From January 8, 2007 until April 17, 2007, Mr. Akey served various roles at MPC or its subsidiary most recently as MPC's Vice President, Finance, Corporate Development, Treasurer and Secretary. Prior to joining MPC, Mr. Akey worked for fifteen years in finance and accounting roles, including five years with Merrill Lynch & Co. From 2002 to December 2006, Mr. Akey was employed by his own company, Akey Holdings, Inc. which among other things, was an independent contractor for Bathgate Capital Partners LLC. Mr. Akey has been associated with MPC in an advisory capacity since July 2005. Mr. Akey has a BS in Accounting and Finance from the University of Nebraska-Lincoln, and an MBA from the University of Pennsylvania-Wharton School.

JEFFREY E. FILLMORE (age 50) has served as Chief Operating Officer of our subsidiary, MPC Computers, LLC, since July 2006. Prior to this role, Mr. Fillmore served as Senior Vice President, Operations of MPC Computers since February 2006. Mr. Fillmore joined Micron Electronics in 1996 and held several positions with Micron Electronics and MPC including: Vice President, Operations; Manager of Database Marketing; Senior Manager, Bids and Contracts, Director, Sales Operations for its Commercial and International Sales subsidiary; Area Vice President of Operations and Group Controller and Vice President, Service and Support. Prior to joining Micron Electronics, Mr. Fillmore worked for Union Pacific Railroad for more than fifteen years where he held a variety of positions in finance and accounting. Mr. Fillmore holds a B.B.A in both Finance and Marketing from Idaho State University and an M.B.A. from Idaho State.

EXECUTIVE COMPENSATION

2006 Summary Compensation Table

Name and Principal Position (1)	Salary ($)	Stock Awards ($) (2)	All Other Compensation ($)(3)(4)	Total ($)
John P. Yeros	$400,000	$22,600	--	$422,600
Chairman & Chief Executive Officer
Michael S. Adkins	$222,921	$127,742 (5)	$179,123	$529,786
President & Chief Executive Officer
Jeffrey E. Fillmore	$207,866	$198,405	$3,418	$409,689
Chief Operating Officer
Adam M. Lerner	$174,061	$85,155 (6)	$52,180	$311,396
EVP Sales and Marketing

(1)	All officers listed above (except Mr. Yeros) held their positions at the operating subsidiary level (MPC Computers, LLC)
(2)

The amount reported in the "Stock Awards" column for each officer reflects the compensations costs for financial reporting purposes for the year under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("FAS123R"). The calculation of the compensation costs is described in Note 3 of the Company's audited financial statements included in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2006 filed with the SEC on April 6, 2007.

(3)

Severance amounts are reflected under "All Other Compensation" category for: Mr. Adkins ($176,923) and Mr. Lerner ($48,807). These individuals were no longer serving as officers for the Company as of December 31, 2006.

(4)	401(k) matching amounts are reflected under "All Other Compensation" category for: Mr. Adkins ($2,200), Mr. Fillmore ($3,418), and Mr. Lerner ($3,373).
(5)	Amount reflects financial statement expense related to the vesting of a 2005 RSU grant. Mr. Adkin's February 21, 2006 RSU grant of 17,000 was fully forfeited by December 31, 2006.
(6)	Amount reflects financial statement expense related to the vesting of a 2005 RSU grant. Mr. Lerner's February 21, 2006 RSU grant of 14,000 was fully forfeited by December 31, 2006.

Outstanding Equity Awards at December 31, 2006.

	Option Awards			Stock Awards
Name (1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
John P. Yeros (3)				20,000	$19,000
Jeffrey E. Fillmore				20,138 (4)	$19,132

(1)	Michael Adkins had 283,046 fully vested restricted stock units as of December 31, 2006 that had not yet been converted to shares of common stock as of December 31, 2006.
(2)	Adam Lerner had 167,260 fully vested restricted stock units as of December 31, 2006 that had not yet been converted to shares of common stock as of December 31, 2006.
(3)

Mr. Yeros's restricted stock units were granted on February 21, 2006 and one third of the total grant will vest on each anniversary thereof. Additionally, Mr. Yeros has 50,000 non-compensatory warrants to purchase common stock as more fully described herein under the caption "Certain Relationships and Related Transactions."

(4)

6,138 of Mr. Fillmore's restricted stock units (one-half of the 12,277 restricted stock units granted on August 31, 2005) will vest on August 31, 2007. One-third of the 14,000 restricted stock units granted to Mr. Fillmore on February 21, 2006 will vest on each anniversary thereof. Additionally, Mr. Fillmore has 62,723 vested restricted stock units that had not yet been converted to shares of common stock as of December 31, 2006.

Employment Agreements and Termination of Employment

Employment Agreement of John P. Yeros

On September 28, 2005, we entered into an Executive Employment Agreement (the “Yeros Agreement”) with John P. Yeros, our Chairman and Chief Executive Officer. The initial term of the Yeros Agreement is effective through April 1, 2007, and automatically extends for additional one-year terms unless, at least 30 days prior to the end of the initial or extended term, we or Mr. Yeros provide written notice that employment will not be extended.

Under the Yeros Agreement, Mr. Yeros is entitled to receive a base salary of $400,000 per year. Mr. Yeros is also entitled to participate in an executive bonus compensation plan based upon completion of targeted goals, objectives and milestones approved by our Board of Directors. The maximum bonus payment is 50% of Mr. Yeros’ base pay. Our Board of Directors may elect to pay up to 50% of any bonus in fully vested and exercisable restricted stock or stock units. Mr. Yeros is entitled to paid vacation and paid holidays customarily extended to our other executives and to participate in employee benefit programs provided to our other executives.

If Mr. Yeros’ employment is terminated based on non-renewal of the Yeros Agreement, he is entitled to six months’ base salary. If Mr. Yeros terminates his employment for cause or if his employment is terminated in connection with a termination of our business, he is entitled to 12 months’ base salary. If we terminate Mr. Yeros without cause, he is entitled to the greater of 12 months’ base salary or the amount otherwise payable between the date of termination and the expiration of the term of the Yeros Agreement. Additionally, if we terminate Mr. Yeros without cause or if Mr. Yeros terminates his employment for cause, he is entitled to receive his bonus for the year.

In connection with the September 2006 private placement of convertible debentures (discussed in Proposal 1 above), Mr. Yeros entered into an Amendment to the Yeros Agreement pursuant to which Section 3.1 of the Yeros Agreement was amended to provide that upon the hiring of a new Chief Executive Officer his compensation shall be reduced by 50% for the remainder of the term of the Employment Agreement, but in no event beyond April 1, 2007. Mr. Yeros has continued to serve as Chief Executive Officer beyond April 1, 2007, and his compensation has not been reduced.

Employment Agreement of Curtis Akey

Effective April 16, 2007, MPC Corporation entered into an Executive Employment Agreement (the “Akey Agreement”) with Curtis Akey, its newly appointed Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Akey previously served as MPC’s Vice President, Finance, Corporate Development, Treasurer and Secretary. The initial term of the Akey Agreement is effective through April 15, 2008, and automatically extends for additional one-year terms unless, at least 30 days prior to the end of the initial or extended term, MPC or Mr. Akey provides written notice that employment will not be extended.

Under the Akey Agreement, Mr. Akey is entitled to receive a base salary of $200,000 per year. Mr. Akey is also entitled to participate in an executive bonus compensation plan based upon completion of targeted goals, objectives and milestones approved by MPC’s Board of Directors. The maximum bonus payment per year is 45% of Mr. Akey’s base pay. MPC’s Board of Directors may elect to pay up to 50% of any bonus in fully vested and exercisable restricted stock or stock units. Mr. Akey is entitled to paid vacation and all paid holidays customarily extended to MPC’s other executive employees and to participate in employee benefit programs provided to MPC’s other executive employees.

Mr. Akey is also entitled to receive an additional bonus in the event a Business Combination is closed in 2007 (as defined in the Akey Agreement). The amount of the bonus depends on the revenues, over the previous twelve months, of the third party combined with MPC as part of the Business Combination. The bonus amounts would be as follows: (i) $25,000 cash bonus plus $15,000 worth of vested restricted stock units for revenues less than $30 million; (ii) $75,000 cash bonus plus $20,000 of vested restricted stock units for revenues over $30 million; or (iii) $125,000 cash bonus plus $25,000 worth of vested restricted stock units for revenues of $100 million or more.

Mr. Akey was associated with Bathgate Capital Partners ("Bathgate"), a registered broker-dealer, and Bathgate was engaged by MPC to raise capital and pursue strategic acquisitions. In connection with the acquisition of MPC’s subsidiary, MPC Computers, LLC, MPC paid Bathgate affiliates (i) $550,000 in the form promissory notes, including a promissory note payable to Mr. Akey in the original amount of

$140,800, and (ii) 200,000 warrants exercisable at $3.00 per share, including 44,000 such warrants issued to Mr. Akey. The outstanding principal and interest balance as of April 13, 2007, under the promissory note to Mr. Akey was $116,645.13, which amount is currently due and payable.

If Mr. Akey’s employment is terminated based on non-renewal of the Akey Agreement, he is entitled to six months’ base salary. If Mr. Akey terminates his employment for cause or if his employment is terminated in connection with a termination of MPC’s business, he is entitled to 9 months base salary. If MPC terminates Mr. Akey without cause, he is entitled to the greater of 9 months’ base salary or the amount otherwise payable between the date of termination and the expiration of the applicable term of the Akey Agreement. Additionally, if MPC terminates Mr. Akey without cause or if Mr. Akey terminates his employment for cause, he is entitled to receive his bonus for the year.

Termination of Certain Officers

During the fiscal year ending December 31, 2006, the employment of Michael S. Adkins, our former President, Mark A. Pougnet, who served as our Chief Financial Officer, Brian T. Hansen, our former Vice President, General Counsel and Corporate Secretary, and Adam M. Lerner, our former Executive Vice President Sales & Marketing was terminated. On April 13, 2007 Michael R. Whyte, our former Vice President and Chief Financial Officer, was also terminated. These executive officers had employment agreements which are now terminated, except to the extent that certain provisions, including covenants not to compete and non solicitation covenants, survive termination.

Mr. Adkins ceased to be an employee and officer effective July 5, 2006, based on the mutual decision of the parties. Mr. Adkins received severance in the form of base salary and benefit continuation for 22 weeks from the date of termination. The total gross amount of the base salary continuation was $176,923. We also agreed that 20,908 restricted stock units scheduled to vest on July 25, 2006 would vest, notwithstanding the termination of Mr. Adkins’ employment.

Mr. Pougnet ceased to be an employee and officer effective at the close of business on August 31, 2006. Mr. Pougnet received severance in the form of base salary and benefit continuation for 9 weeks from the date of termination. The total gross amount of the base salary continuation was $41,538.46. A total of 14,000 restricted stock units and 90,000 stock options previously issued to Mr. Pougnet were cancelled as of the date of the agreement. Mr. Pougnet was issued 90,000 new stock options with an exercise price equal to $1.38 per share. These options are fully vested, but are exercisable only after six months from August 31, 2006. The options have a three-year term.

Mr. Lerner ceased to be an employee and officer effective July 19, 2006, based on the mutual decision of the parties. Mr. Lerner received severance in the form of base salary continuation for 9 weeks from the date of termination. The total gross amount of the base salary continuation was $48,807.69. The Company also agreed that 13,938 restricted stock units scheduled to vest on July 25, 2006 would vest, notwithstanding the termination of Mr. Lerner’s employment.

Mr. Hansen voluntarily resigned his position with the Company on September 8, 2006. Mr. Whyte voluntarily resigned on April 13, 2007. Mr. Hansen and Mr. Whyte were not entitled to any payout other than accrued salary under their respective employment agreements.

Change in Control Arrangements

Under the 2001 and 2004 Equity Incentive Plans, if certain corporate transactions occur (such as a merger, reorganization or sale of substantially all of our assets), the plan administrator may, in its sole discretion, arrange to have the surviving or successor Company assume options, stock awards, or restricted stock units with appropriate adjustments. Additionally, certain vested restricted stock units that are scheduled to convert to shares in February and May 2007 would immediately convert to shares in the event of such transactions. Some employees, including officers, have employment memoranda that provide for severance pay of up to six months in the event of involuntary termination without cause; provided that in the event of a change in control a person is not deemed to be involuntarily terminated if a comparable offer of employment is extended.

On February 7, 2007, MPC Corporation’s Board of Directors adopted a form of Restricted Stock Unit Notice of Grant for use in connection with grants of restricted stock units under the Company’s 2004 Equity Incentive Plan. The Plan is administered by the Board or a committee of the Board. The Notice of Grant form covers the terms under which restricted stock units ordinarily will be issued to officers and employees. Vesting schedules will be determined by the Board in connection with each grant. The Notice of Grant Form provides for accelerated vesting in the event of certain corporate transactions including mergers, consolidations or sale of substantially all Company assets.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policies prohibit loans to directors, officers and employees. There were no such loans outstanding at any time during the year ended December 31, 2006.

We had a loan outstanding from our founder, John Yeros, that arose prior to our IPO. During 2005, $25,602 was repaid to Mr. Yeros and he converted the balance of principal and interest into shares of common stock at a conversion price of $3.00 per share.

In August of 2004, to supply to us additional bridge financing, (i) John Yeros, our founder and Chairman, (ii) Mark Endry, our former President, CEO and a director, (iii) Kent Swanson, a director, and (iv) David Girard, a director, each purchased from the Company $100,000 worth of unsecured promissory notes, bearing interest at 12% per annum, due and payable within 180 days, together with 50,000 warrants to purchase common stock at an exercise price of $4.46 per share, expiring August 2009, for an aggregate investment of $400,000 and the issuance of an aggregate of 200,000 warrants, exercisable until August 2009, at an exercise price of $4.46 per share. We repaid these bridge loans plus all accrued interest in full in October 2004.

On September 28, 2005, we entered into a one-year consulting agreement with one of our former directors, Angela Blatteis, to provide merger and acquisition consulting services to the Company. The base fee is $10,000 per month and there is a success fee of $100,000 and certain stock awards in the event of a consummated acquisition by the Company. The agreement with Ms. Blatteis was terminated on August 31, 2006.

In connection with our acquisition of MPC in July 2005, a total of 4,193,267 warrants to purchase common stock at $3.00 per share were issued to prior members of MPC’s parent. In December 2005 and January-February 2006, all of such warrants were transferred to new holders and exercised for cash, resulting in receipt by us of gross proceeds of $12,579,801 before commissions and other transaction expenses. The Swanson Family Limited Partnership, whose trustee is Kent Swanson, a director, acquired 100,000 shares in this transaction and trusts for the benefit of Mr. Swanson’s children obtained an additional 10,000 shares.

We have incurred fees to Bathgate Capital Partners, a registered broker-dealer, for raising debt and equity for us and to assist in pursuing strategic acquisitions. Our Chief Financial Officer, Curtis Akey, was formerly associated with Bathgate. In 2004, we paid the following amounts to Bathgate: $62,000 in cash, 13,286 warrants in March 2004 (exercise price of $4.38 each and expiring March 31, 2009) and 1,786 warrants in April 2004 (exercise price of $4.38 per share and expiring April 5, 2009). In connection with the acquisition of the Company's subsidiary, MPC Computers, LLC, the Company paid Bathgate affiliates (i) $550,000 in the form promissory notes, including a promissory note payable to Mr. Akey in the original amount of $140,800, and (ii) 200,000 warrants exercisable at $3.00 per share, including 44,000 such warrants issued to Mr. Akey. The outstanding principal and interest balance as of April 13, 2007, under the promissory note to Mr. Akey was $116,645.13, which amount is currently due and payable.

On September 6, 2006 we entered into a Consulting Agreement with Crestview Capital Master, LLC (“Crestview”), a beneficial owner of over 10% or our outstanding common stock, pursuant to which we retained Crestview as a business consultant through August 31, 2007 unless earlier terminated by either party upon 30 days notice to the other party. In consideration for the consulting and advisory services to be provided by Crestview, we issued to Crestview warrants to purchase up to 360,000 shares of Common Stock for $1.10 per share (the “Warrants”). Crestview terminated the Consulting Agreement on April 13, 2007.

We have entered into indemnification agreements with each of our directors and officers and certain other employees that may, in some cases, be broader than the specific indemnification provisions contained in the Colorado Business Corporation Act. The indemnification agreements may require us, among other things, to indemnify the directors and officers against certain liabilities, other than liabilities arising from willful misconduct of a culpable nature, that may arise by reason of their status or service as directors or officers. These agreements also may require us to advance the expenses incurred by the directors and officers as a result of any proceeding against them as to which they could be indemnified. We have a directors’ and officers’ insurance policy to cover our obligations under these agreements.

All future transactions between us and our officers, directors, principal shareholders and affiliates will be approved by a majority of the independent and disinterested members of our Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish MPC with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that, during fiscal year 2006, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons in a timely matter except for the following: Jeff Fillmore filed one late Form 4 to report a transaction that occurred on August 31, 2006 and Mark Pougnet filed one late Form 4 to report a transaction that occurred on August 31, 2006.

INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditor Fees

The aggregate fees billed for professional services rendered by Ehrhardt Keefe Steiner & Hottman PC for fiscal years 2005 and 2006 are as follows:

	2006	2005
Audit Fees (1)	$ 375,021	$ 274,925
Audit-Related Fees	$ -	$ -
Tax Fees	$ -	$ -
All Other Fees	$ -	$ -
Total Fees	$ 375,021	$ 274,925

(1)

Audit fees are fees that we paid for the audit of our annual financial statements included in our Form 10-KSB and review of financial statements included in our Form 10-QSB; for services in connection with the filing of MPC's Form S-3 and amendments thereto; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

The Audit and Corporate Governance Committee has determined that all services performed by Ehrhardt Keefe Steiner & Hottman PC are compatible with maintaining the independence of Ehrhardt Keefe Steiner & Hottman PC.

Audit and Corporate Governance Committee Pre-Approval Policy

The Audit and Corporate Governance Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent accountants. The policy is designed to ensure that the provision of these services does not impair the accountants' independence. Under the policy, any services provided by the independent accountants, including audit, audit-related, tax and other services, must be specifically pre-approved by the Audit and Corporate Governance Committee.

The Audit and Corporate Governance Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit and Corporate Governance Committee at its next scheduled meeting. The Audit and Corporate Governance Committee does not delegate responsibilities to pre-approve services performed by the independent accountants to management.

For 2006, all audit and non-audit services provided by our independent accountants were pre-approved.

REPORT OF THE AUDIT COMMITTEE

The members of the Audit and Corporate Governance Committee are independent under applicable SEC rules and American Stock Exchange listing standards. The Audit and Corporate Governance Committee has reviewed and discussed with the management and the independent accountants the audited financial statements as of and for the fiscal year ended December 31, 2006 and the independent accountants' report thereon. Additionally, the Audit and Corporate Governance Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit and Corporate Governance Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the discussions and reviews noted above, the Audit and Corporate Governance Committee recommended to the Board of Directors that the audited financial statements be included in MPC's Annual Report on Form 10-KSB for the fiscal year 2006 for filing with the Securities and Exchange Commission.

The Audit and Corporate Governance

Committee of the Board of Directors

David A. Young (Chairman)

Eric D. Murphy

Kent Swanson

SHAREHOLDER PROPOSALS

Submission of Shareholder Proposals for Inclusion in Proxy Statement

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for the 2008 Annual Meeting of Shareholders must submit the proposal at our principal executive office no later than January 23, 2008.

Advance Notice Procedures for Director Nominations and Other Business at Annual Meeting of Shareholders

Shareholders who intend to nominate persons for election to the Board of Directors or to present a proposal at the 2008 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by our Bylaws. Notice of nominations or other business proposed to be considered by shareholders, complying with Section 2.18 of the Bylaws, must be received by the Secretary no earlier than March 30, 2008 and no later than April 29, 2008. Notices should be sent to: the Secretary, MPC Corporation 906 E. Karcher Road, Nampa, ID 83687.

For proposals that are not timely filed, MPC retains discretion to vote proxies it receives. For such proposals that are timely filed, MPC retains discretion to vote proxies it receives provided that (1) MPC includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

OTHER BUSINESS

The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

HOUSEHOLDING

As permitted by the SEC’s proxy statement rules, the Company will deliver only one Annual Report or Proxy Statement to multiple shareholders sharing the same address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will, upon written or oral request, deliver a separate copy of the Annual Report or Proxy Statement to a shareholder at a shared address to which a single copy of the Annual Report or Proxy Statement was delivered and will include instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Annual Report or Proxy Statement. Registered shareholders wishing to receive a separate annual report or proxy statement in the future or registered shareholders sharing an address wishing to receive a single copy of the annual report or proxy statement in the future may contact the Company’s Transfer Agent:

Computershare Trust Company, N.A.

350 Indiana Street

Suite 800

Golden, CO 80401

P 303-262-0600

P 800-962-4284

F 303-262-0700

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this Proxy Statement the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this Proxy Statement. We are incorporating by reference in this Proxy Statement the following documents filed by us: our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (filed on April 3, 2007), as amended by Form 10-KSB/A filed on April 6, 2007.

A copy of our 2006 Annual Report to Shareholders, which includes our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2006, is being delivered to our shareholders along with this Proxy Statement. Additional copies may be obtained from the Secretary of MPC Corporation at 906 E. Karcher Road, Nampa, ID 83687. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

By Order of the Board of Directors,

John P. Yeros

Chairman and Chief Executive Officer

Name
Name/Address Name/Address Address Address	☐	Mark this box with an X if you have made changes to your name or address details at left.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

This proxy is solicited by the Board of Directors of MPC Corporation for use at the Annual Meeting of Shareholders on June 29, 2007.

John Yeros (CEO and Chairman), with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of MPC Corporation. to be held at our corporate offices located at 906 E. Karcher Road, Nampa, Idaho 83687 at 9:00 a.m. local time, on June 29, 2007, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the undersigned shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.

A	Issues
The Board of Directors recommends a vote FOR the following proposals

1.	To elect as directors of the Company all nominees listed below (except as marked to the contrary below). Kent L. Swanson; Eric D. Murphy	For ☐	Against ☐	Abstain ☐
Instruction: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below. _____________________________
2.	To ratify the appointment of Ehrhardt Keefe Steiner Hottman, PC as MPC’S independent registered public accountants for 2007.	For ☐	Against ☐	Abstain ☐
B	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy)	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

Proxy – MPC CORPORATION

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch-tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: http://www.computerhsare.com/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12 a.m., Mountain Time, on June 29, 2007.

THANK YOU FOR VOTING